UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Our Bond, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43087	83-1751618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(888) 567-6234

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2026, Our Bond, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”) received letters (the “Notification Letters”) from the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that: (1) because it has not maintained a bid price of least of $1.00 per share for the past thirty (30) consecutive days, it is no longer in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1); (2) because it has not maintained a market value of publicly held shares of at least $15 million for the past thirty (30) consecutive days, it is no longer in compliance with the minimum market value of publicly held shares requirement of Nasdaq Listing Rule 5450(b)(2)(C); and (3) because it has not maintained a market value of listed securities of at least $50 million for the past thirty (30) consecutive days, it is no longer in compliance with the minimum market value of listed securities requirement of Nasdaq Listing Rule 5450(b)(2)(A). As is standard in such cases, and in accordance with Nasdaq Listing Rules 5810(c)(3)(A, C & D), the Company has been provided 180 calendar days, or until January 11, 2027, to regain compliance with the minimum bid price, minimum market value of publicly held shares, and minimum market value of listed securities requirements. The Notification Letters also provide that, if at any time during this 180-day period, the Company achieves compliance with these standards for a minimum of ten consecutive business days, Nasdaq will provide its written confirmation of compliance and the matter will be closed.

The Notification Letters do not impact the Company’s listing on the Nasdaq Global Market at this time. Nasdaq will, however, include the Company on its website in its list of non-compliant Nasdaq companies and list the basis of such non-compliance commencing five business days from the date of the Notification Letters. The Company’s business operations are also not affected by the receipt of the Notification Letters. The Company intends to monitor the closing bid price of its common stock, as well as the market value of its publicly held shares and the market value of its listed securities, on the Nasdaq Global Market and, if appropriate, will implement available options regain compliance with these continued listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2026	Our Bond, Inc.

	By:	/s/ Doron Kempel
	Name:	Doron Kempel
	Title:	Chief Executive Officer